Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 333-116351 on Form N-1A of our reports dated September 19, 2013, relating to the financial statements and financial highlights of One Choice In Retirement Portfolio (formerly LIVESTRONG Income Portfolio), One Choice 2015 Portfolio (formerly LIVESTRONG 2015 Portfolio), One Choice 2020 Portfolio (formerly LIVESTRONG 2020 Portfolio), One Choice 2025 Portfolio (formerly LIVESTRONG 2025 Portfolio), One Choice 2030 Portfolio (formerly LIVESTRONG 2030 Portfolio), One Choice 2035 Portfolio (formerly LIVESTRONG 2035 Portfolio), One Choice 2040 Portfolio (formerly LIVESTRONG 2040 Portfolio), One Choice 2045 Portfolio (formerly LIVESTRONG 2045 Portfolio), One Choice 2050 Portfolio (formerly LIVESTRONG 2050 Portfolio), One Choice 2055 Portfolio (formerly LIVESTRONG 2055 Portfolio), One Choice In Retirement Portfolio R6, One Choice 2015 Portfolio R6, One Choice 2020 Portfolio R6, One Choice 2025 Portfolio R6, One Choice 2030 Portfolio R6, One Choice 2035 Portfolio R6, One Choice 2040 Portfolio R6, One Choice 2045 Portfolio R6, One Choice 2050 Portfolio R6, One Choice 2055 Portfolio R6, One Choice Portfolio: Very Conservative, One Choice Portfolio: Conservative, One Choice Portfolio: Moderate, One Choice Portfolio: Aggressive, and One Choice Portfolio: Very Aggressive, each a series of American Century Asset Allocation Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Asset Allocation Portfolios, Inc. for the year or period ended July 31, 2013, and to the references to us under the headings "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

November 22, 2013